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                                                                    Exhibit 23.1



                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 033-63983, 333-63911, 333-66717, 333-69677 and 333-74509 and 333-
40555) of Odetics, Inc. and in the related Prospectuses, and in the Registration Statements (Form S-8 Nos. 333-05735 and 333-44907) of our report dated May 11, 1999, except for Note 1, as to which the date is June 24, 1999, with respect to the consolidated financial statements and schedule of Odetics, Inc. included in this Annual Report (Form 10-K) for the year ended March 31, 1999.




Orange County, California
June 24, 1999